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                                                                Exhibit 24.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of CMAC Investment Corporation on Form S-8 (Registration Nos. 33-57872, 33-67366 and 33-98106) of our report dated January 21, 1997, appearing in this Annual Report on Form 10-K of CMAC Investment Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 26, 1997